Exhibit 99.1

               Payless ShoeSource Reports June Same-Store Sales

    TOPEKA, Kan., July 8 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales decreased 1.0 percent during the June reporting period, the five weeks ended July 3, 2004.

    Company sales totaled $289.2 million, a 0.7 percent decrease from $291.3 million during fiscal June of last year.

    Same-store sales increased 2.1 percent during the first five months of the fiscal year.

     Sales were as follows (unaudited):

                       JUNE SALES (DOLLARS IN MILLIONS)

     Fiscal      Fiscal         Percent         Same-Store Sales**
      2004*       2003         Increase/              Percent
                              (Decrease)       Increase/(Decrease)

     $289.2      $291.3         (0.7)%                (1.0)%


                   YEAR-TO-DATE SALES (DOLLARS IN BILLIONS)

     Fiscal      Fiscal         Percent         Same-Store Sales**
      2004*       2003         Increase/                  Percent
                              (Decrease)       Increase/(Decrease)


     $1.26        $1.23           2.6%                  2.1%

     * Effective with the end of 2003, the fiscal year for operations in the company's Latin American region is based on a December 31 year-end. Stores in the company's Latin American region (211 stores) are included in total company results on a one-month lag relative to results from other regions.

     ** Same-store sales represent sales of those stores in the United States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Same-store-sales exclude stores in the company's Latin American region.


    The company's sales in June were disappointing, particularly following the strong performance during the previous three months. Sales of seasonal merchandise appear to have been affected by the rainy and cool weather across much of the country, and many competitors in the apparel and footwear market appeared to become more promotional in the latter part of the month. In addition, while much progress has been made this year, the company believes that it must continue to work to achieve more consistent execution of its Merchandise Authority strategy across more merchandise categories.

    The company continues to strive for its stated financial goals of 30% gross margin and improved profitability in fiscal 2004. To attain these goals, the company must achieve low-single-digit positive same-store sales on a consistent basis for the remainder of the year through:

     -- More consistent, improved execution of the company's Merchandise
        Authority strategy; delivering merchandise that is Right, Distinctive and Targeted for Payless customers;
     -- Tight control of inventory, reacting quickly to changes in consumer demand, to minimize the need for markdowns;
     -- Focused marketing with complete alignment of messages -- using the company's stores as the lead marketing communication vehicle; and, -- Continued emphasis on educating store associates to use key service behaviors, identified to impact conversion, in their interactions with customers.

    Payless ShoeSource, Inc. is the leading specialty footwear retailer in the Western Hemisphere. The company operates a total of 5,075 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(sm), at http://www.payless.com .

    This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, and the Form 10-Q for the quarter ending May 1, 2004, for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For additional information regarding June 2004 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at http://www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             07/08/2004
    /CONTACT: Timothy J. Reid of Payless ShoeSource, +1-785-295-6695/ /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com /
    (PSS)

CO:  Payless ShoeSource, Inc.
ST:  Kansas
IN:  REA
SU:  SLS